Exhibit 99.1

WARRANT REPRICING AND EXERCISE AGREEMENT

This WARRANT REPRICING AND EXERCISE AGREEMENT (this "Agreement") is made as of _______, 2018, effective as of ______, 2018, by and Peerlogix, Inc., a Nevada corporation (the "Company") and __________ (the "Holder").

WHEREAS, the Board of Directors of the Company believe it is in the best interest of the shareholders of the Company to amend, upon the terms and subject to the conditions set forth herein, certain outstanding warrants (the “Existing Warrants”), to purchase up to an aggregate of 11,500,000 shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”), held by holders of such warrants (the “Holders”), that were issued to investors in the Company’s private offerings in 2016, 2017 and 2018, and amended herein (“Amended Warrants”). The shares of Common Stock underlying the Amended Warrants, are known as the “Warrant Shares”.

WHEREAS, the Board of Directors of the Company believe it is in the best interest of the shareholders of the Company that, pursuant to this Warrant Repricing and Exercise Agreement (the “Agreement”), the Amended Warrants are amended to: (i) shorten the exercise period so that they expire at 6:00 p.m. (Eastern Time) on July 31, 2018, as may be extended by the Company in its sole discretion (the “Expiration Date”), (ii) reduce the exercise price to $0.06 (the “Revised Exercise Price”),and (iii) allow each Holder to cause up to twenty-five percent (25%) of their Existing Warrants to be converted into Amended Warrants.

WHEREAS, the Board of Directors of the Company believe that it is in the best interest of the shareholders of the Company, that in the event one or more Holders do no exercise their right to convert their Existing Warrants into Amended Warrants, or to exercise their allotted twenty-five percent (25%) into Amended Warrants, the other Holders shall have a right to convert such amount of their remaining Existing Warrants into Amended Warrants, on a first come first serve basis, until the earlier of (i) the issuance of 11,500,000 Warrant Shares, pursuant to the exercise of Amended Warrants, or (ii) August 24, 2018.

WHEREAS, the Board of Directors believes it is in the best interest of the Company to issue one (1) Series B Warrant, exercisable at $0.25 per share (the "Series B Warrant") in consideration for every four (4) Amended Warrant exercises by the Holder of the Existing Warrants;

WHEREAS, as of June 30, 2018, the Company has: (i) 46,922,368 shares of Common Stock outstanding; (ii) outstanding Existing Warrants to purchase 40,467,066 shares of Common Stock (up to 11,500,000 of which may be Amended Warrants); and (iii) outstanding equity awards to purchase 24,550,000 shares of Common Stock issued pursuant to the Company’s 2017 Amended and Restated Equity Incentive Plan.

WHEREAS, the Holder is the listed owner of Existing Warrants, dated _______, 201__, under which the Holder has the right to purchase ______ shares of Common Stock, , of the Company (the "Common Stock") at an exercise price per share of $0.10;

WHEREAS, the Holder desires to immediately exercise a portion of their Existing Warrants into Amended Warrants, providing for the issuance of _________ shares of Common Stock upon entering into this Agreement and the resulting reduction in the exercise price of the Existing Warrants, as converted to Amended Warrants, at the Revised Exercise Price of $0.06.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

REPRICING AND EXERCISE OF EXISTING WARRANTS

Section 1.01                          Repricing of Existing Warrants.  By their mutual execution of this Agreement, and pursuant to Section __ of the Existing Warrant, the Company and the Holder hereby amend the Existing Warrants into Amended Warrants, to reduce the exercise price thereof to the Revised Exercise Price.

Section 1.02                          Exercise of Existing Warrants.  Simultaneously with the mutual execution of this Agreement and the resulting reduction in the conversion of the Existing Warrants into Amended Warrants at the Revised Exercise Price, the Holder hereby exercises a portion of the Existing Warrants, as converted into Amended Warrants, and agrees in connection therewith and pursuant to the terms of the Amended Warrants to purchase an aggregate of ___________ Warrant Shares from the Company at the Revised Exercise Price for a total cash exercise price of US$_______ (the "Purchase Price").

1

Section 1.03                          Valid Exercise of Warrants.  The Holder and the Company acknowledge and agree that the provisions of this Agreement shall be in lieu of and notwithstanding any provisions of the Existing Warrants required for the exercise thereof, and that the exercise of the Amended Warrants pursuant to the terms of this Agreement is and shall be a valid exercise thereof for all purposes.

Section 1.04 Amended Warrants Limit. Each Holder may cause up to twenty-five percent (25%) of their Existing Warrants to be converted into Amended Warrants. In the event one or more Holders do no exercise their right to convert their Existing Warrants into Amended Warrants, or to exercise their allotted twenty-five percent (25%) into Amended Warrants, the other Holders shall have a right to convert such amount of their remaining Existing Warrants into Amended Warrants, on a first come first serve basis, until the earlier of (i) the issuance of 11,500,000 Warrant Shares, pursuant to the exercise of Amended Warrants, or (ii) August 24, 2018.

Section 1.05 Series B Warrants. The Company shall issue one (1) Series B Warrant, with an exercise price of $0.25, for every four (4) Amended Warrants that are exercised by the Holder.

ARTICLE 2.

CLOSING

Section 2.01                          Closing.  The closing of the transactions contemplated hereby shall occur on the date first written above (the "Closing Date").

Section 2.02                          Deliveries.  On the Closing Date, and notwithstanding the terms of the Existing Warrants to the contrary:

(a)            The Company will instruct its transfer agent to deliver to the Holder at its address designated by the Holder a certificate for the Warrant Shares.

(b)            The Holder shall transmit to the Company the Purchase Price by wire transfer of immediately available fund to an account designated by the Company.

(c)            The Holder shall deliver the originally executed Existing Warrants to the Company for cancellation, it being acknowledged and agreed that upon delivery of the Warrant Shares to the Holder, the Existing Warrants shall for all purposes be deemed fully exercised and terminated.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder as follows:

Section 3.01                          Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the Warrant Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement, the compliance with the provisions hereof will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

2

Section 3.02                          Issuance and Delivery of the Warrant Shares.  Upon due payment for the Warrant Shares in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Warrant Shares is not subject to preemptive or any other similar rights of the stockholder of the Company or any liens or encumbrances.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

Section 4.01                          Corporate Power; Authorization  (a) Holder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

Section 4.02                          Investment Experience.  Holder is and "accredited investor" as defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").  Holder is furthermore a sophisticated investor with experience in investments of the securities of biotechnology companies similar to the Company.  Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Shares. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Warrant Shares.

Section 4.03                          Investment Intent. Holder is acquiring the Warrant Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Holder understands that its acquisition of the Warrant Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.  Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant Shares except in compliance with the Securities Act.  Holder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

Section 4.04                          No Legal, Tax or Investment Advice. Holder understands that nothing in this Agreement or any other materials presented to Holder or discussions had by the Holder with the Company in connection with the acquisition of the Warrant Shares constitutes legal, tax or investment advice.  Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Warrant Shares.

Section 4.05                          No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrant Shares.

Section 4.06                          No General Solicitation.  The Holder has a substantial, pre-existing relationship with the Company and was not solicited to enter into this Agreement by any means of general solicitation.

Section 4.07                          Legend.  Holder understands that, until such time as a registration statement covering the resale of the Warrant Shares has been declared effective or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act, the Warrant Shares shall bear a customary legend evidencing the restricted nature of the Warrant Shares.

3

Section 4.08                          No Registration Rights for Securities.  Holder acknowledges that the Company is offering no registration rights or obligation to register Warrant Shares for sale as part of this Agreement and any future registration rights or inclusion in a registration statement to sell Warrant Shares will be at the sole discretion of the Company.

ARTICLE 5.

MISCELLANEOUS

Section 5.01                          Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and the Holder.

Section 5.02                          Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws the State of Nevada, without any regard to conflicts of laws principles.

Section 5.03                          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

Section 5.04                          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes any and all previous discussions, negotiations, promises, agreements or understandings of the parties with respect to such subject matter.

Section 5.05                          Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.  Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

Section 5.07                          Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.08                          Currency.  All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

PEERLOGIX, INC.

By: /s/ William Gorfein

       Name: William Gorfein

        Title: Director

[HOLDER]

By:

       Name:

        Title:

4